UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 1, 2004

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 1, 2004, as a result of the U.S. Food and Drug Administration’s grant of 510(k) market clearance for the AtriLaze™ Surgical Ablation System, we became obligated, pursuant to the terms of a letter agreement between our company and LightWave Ablation Systems, Inc. (“LightWave”), dated April 22, 2003 (the “Agreement”), to issue a common stock purchase warrant to LightWave.  See Item 3.02 below.

The warrant agreement, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 3.02                                     UNREGISTERED SALES OF EQUITY SECURITIES.

On December 1, 2004, we issued to LightWave a seven-year warrant to purchase 25,000 shares of our common stock at an exercise price of $0.85 per share.  We issued this warrant, pursuant to the terms of the Agreement, in partial consideration of our acquisition of a technology platform for cardiac tissue ablation from such company.

ITEM 9.01                                     FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: February 4, 2005	By:	/s/	John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Warrant Agreement to purchase 25,000 shares of common stock issued by the Registrant to LightWave Ablation Systems, Inc., dated December 1, 2004.